Green Dot Reports Third Quarter 2014 Results

▪	Non-GAAP Revenue Increased 6%

▪	Adjusted EBITDA Growth of 48%

▪	Non-GAAP Net Income Increased 54%

▪	Non-GAAP EPS Growth of 50%

▪	Raises Full Year Guidance Again for Adjusted EBITDA and Non-GAAP EPS

Pasadena, CA - October 30, 2014 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the third quarter ended September 30, 2014.
For the third quarter of 2014, Green Dot reported $144.7 million in GAAP total operating revenues and $0.30 in GAAP diluted earnings per share. Green Dot reported growth of 6% year-over-year in non-GAAP total operating revenues1 to $146.8 million and non-GAAP diluted earnings per share1 of $0.36, representing 50% year-over-year growth.
Net cash provided by operating activities in the quarter was $21.8 million.  As of September 30, 2014, Green Dot’s consolidated balance sheet held total cash and investment securities of $846.1 million, which is 50% higher than at the same time last year.
"Our solid third quarter results were driven by the continued growth in active cards along with increasing revenue derived from those active cards. This is also another quarter showing significant year-over-year margin expansion, which is in part a result of a continued mix shift in our total active card portfolio towards higher margin products, and the continued realization of significant efficiencies in our operating infrastructure,” said Steve Streit, Green Dot Chairman and Chief Executive Officer.
GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 6% to $144.7 million for the third quarter of 2014 from $136.5 million for the third quarter of 2013

•	GAAP net income increased 127% to $13.9 million for the third quarter of 2014 from $6.1 million for the third quarter of 2013

•	GAAP basic and diluted earnings per common share were both $0.30 for the third quarter of 2014 versus $0.14 and $0.13, representing growth of 114% and 131% respectively, over the third quarter of 2013
Non-GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013:1

•	Non-GAAP total operating revenues[1] increased 6% to $146.8 million for the third quarter of 2014 from $139.1 million for the third quarter of 2013

•	Non-GAAP net income[1] increased 54% to $16.6 million for the third quarter of 2014 from $10.8 million for the third quarter of 2013

•	Non-GAAP diluted earnings per share[1] increased 50% to $0.36 for the third quarter of 2014 versus $0.24 for the third quarter of 2013

•
Adjusted EBITDA[1] increased 48% to $32.0 million, or 22% of non-GAAP total operating revenues for the third quarter of 2014 from $21.6 million, or 16% of non-GAAP total operating revenues for the third quarter of 2013

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described.

	2014			2013
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.64	11.66	11.67	11.44	11.43	11.32	11.25
Number of active cards at quarter end	4.62	4.71	4.72	4.49	4.41	4.39	4.49
Gross dollar volume	$4,558	$4,623	$5,290	$4,405	$4,396	$4,425	$5,072
Purchase volume	$3,348	$3,406	$3,872	$3,298	$3,259	$3,248	$3,582
Selected Business Updates

•
Green Dot and Walgreens have entered into a new multi-year renewal agreement under which Green Dot will sell its branded cards and reload services at Walgreens stores nationwide. Green Dot brand products and services have been offered at Walgreens since 2005.

•
Green Dot added more than 400 check cashing stores selling Green Dot products in Q3 and, starting in October 2014, the Company launched its new partnership with ACE Cash Express in its approximately 1,500 locations nationwide. In just the past 12 months, Green Dot has gone from no distribution in the financial services center (FSC) channel to now, with the addition of ACE, more than 3,000 FSC locations coast to coast selling Green Dot products and/or services.

•	Green Dot's GoBank checking account product began rolling out to all Walmart stores in late September. This product is expected to be rolled out nationwide by early-November.

•
On October 23, 2014, Green Dot closed on the acquisition of Santa Barbara Tax Products Group, or TPG, making Green Dot Corporation the largest outsourced processor of tax refunds for low and moderate income Americans. As the Company mentioned when it announced the acquisition, this combination is expected to be highly accretive and create material growth in 2015 on a consolidated basis, in addition to providing significant margin expansion and diversity of earnings.

Outlook for 2014
For the second time this year, Green Dot has raised its 2014 adjusted EBITDA and non-GAAP diluted EPS guidance. Green Dot's outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2014, Green Dot now expects adjusted EBITDA2 to be between $126 million and $129 million which includes the absorption of approximately $6 million in operating expenses for the remainder of the year from the Company's newly acquired TPG tax refund processing unit, which closed on October 23, 2014. Non-GAAP diluted EPS2 is now expected to be between $1.29 and $1.33 for the full year, which is based on an effective tax rate of approximately 36%, and a weighted average fully diluted share count of approximately 48 million, incorporating newly-issued shares in relation to closing the TPG acquisition. The Company's previous non-GAAP total operating revenue guidance remains unchanged at between $610 million and $620 million for the full year.
“The favorable mix shift to higher margin products and the realization of operating efficiencies across our business has delivered higher than anticipated margins over the course of the year. As a result, we have raised adjusted EBITDA guidance twice this year to a level that, excluding TPG's consolidated operating expenses, is approximately 15% higher at the midpoint than our original adjusted EBITDA range communicated in January,” said Grace Wang, Green Dot Chief Financial Officer.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss third quarter 2014 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10054503. The replay of the webcast will be available until Thursday, November 6, 2014. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2014 guidance contained under "Outlook for 2014," the impact of the acquisition TPG and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of October 30, 2014, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; other income; and transaction costs. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2014 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP diluted earnings per share, and non-GAAP weighted-average shares issued and outstanding. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation and its wholly owned subsidiary bank, Green Dot Bank, are focused exclusively on serving Low and Moderate Income American families with modern, fair and feature-rich financial products and services, including prepaid cards, checking accounts and cash processing services distributed through a network of some 100,000 retail stores, neighborhood financial service centers and via digital channels. The Company is headquartered in Pasadena, California with Green Dot Bank located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$632,640	$423,498
Federal funds sold	488	123
Restricted cash	3,866	—
Investment securities available-for-sale, at fair value	136,157	116,159
Settlement assets	55,684	37,004
Accounts receivable, net	33,179	46,384
Prepaid expenses and other assets	28,009	27,332
Income tax receivable	5,186	15,573
Total current assets	895,209	666,073
Restricted cash	2,257	2,970
Investment securities, available-for-sale, at fair value	77,319	82,585
Accounts receivable, net	71	5,913
Loans to bank customers, net of allowance for loan losses of $435 and $464 as of September 30, 2014 and December 31, 2013, respectively	6,817	6,902
Prepaid expenses and other assets	8,444	1,081
Property and equipment, net	62,804	60,473
Deferred expenses	9,187	15,439
Net deferred tax assets	3,334	3,362
Goodwill and intangible assets	50,763	30,676
Total assets	$1,116,205	$875,474
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,275	$34,940
Deposits	441,860	219,580
Obligations to customers	72,137	65,449
Settlement obligations	3,118	4,839
Amounts due to card issuing banks for overdrawn accounts	846	49,930
Other accrued liabilities	51,647	35,878
Deferred revenue	12,985	24,517
Net deferred tax liabilities	3,710	3,716
Total current liabilities	609,578	438,849
Other accrued liabilities	31,130	34,076
Deferred revenue	225	300
Total liabilities	640,933	473,225

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of September 30, 2014 and December 31, 2013; 5 and 7 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	5	7
Class A common stock, $0.001 par value: 100,000 shares authorized as of September 30, 2014 and December 31, 2013; 40,290 and 37,729 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	40	38
Additional paid-in capital	228,710	199,251
Retained earnings	246,539	203,000
Accumulated other comprehensive loss	(22)	(47)
Total stockholders’ equity	475,272	402,249
Total liabilities and stockholders’ equity	$1,116,205	$875,474

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$58,948	$51,066	$188,007	$170,762
Cash transfer revenues	44,085	47,193	135,852	137,161
Interchange revenues	43,757	40,872	133,626	129,541
Stock-based retailer incentive compensation	(2,131)	(2,587)	(6,541)	(6,163)
Total operating revenues	144,659	136,544	450,944	431,301
Operating expenses:
Sales and marketing expenses	55,599	52,042	173,042	159,899
Compensation and benefits expenses	31,487	32,343	88,665	95,297
Processing expenses	19,529	22,231	58,893	64,178
Other general and administrative expenses	24,716	21,954	71,624	63,259
Total operating expenses	131,331	128,570	392,224	382,633
Operating income	13,328	7,974	58,720	48,668
Interest income	982	800	2,998	2,474
Interest expense	(17)	(22)	(62)	(55)
Other income	6,369	—	6,369	—
Income before income taxes	20,662	8,752	68,025	51,087
Income tax expense	6,771	2,638	24,486	18,083
Net income	13,891	6,114	43,539	33,004
Income attributable to preferred stock	(1,636)	(958)	(5,587)	(5,232)
Net income allocated to common stockholders	$12,255	$5,156	$37,952	$27,772

Basic earnings per common share:	$0.30	$0.14	$0.96	$0.76
Diluted earnings per common share:	$0.30	$0.13	$0.95	$0.74
Basic weighted-average common shares issued and outstanding:	39,884	36,163	38,923	35,535
Diluted weighted-average common shares issued and outstanding:	40,461	37,771	39,709	36,844

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
Operating activities
Net income	$43,539	$33,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,180	19,906
Provision for uncollectible overdrawn accounts	26,234	38,164
Employee stock-based compensation	14,152	10,674
Stock-based retailer incentive compensation	6,541	6,163
Amortization of premium on available-for-sale investment securities	828	456
Realized gains on investment securities	(31)	(8)
Provision (recovery) for uncollectible trade receivables	1	(12)
Impairment of capitalized software	—	1,856
Deferred income tax expense	—	271
Excess tax benefits from exercise of options	(3,797)	(3,749)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,426)	(39,832)
Prepaid expenses and other assets	(7,670)	5,676
Deferred expenses	6,252	5,564
Accounts payable and other accrued liabilities	(10,471)	11,350
Amounts due to card issuing banks for overdrawn accounts	(49,084)	1,536
Deferred revenue	(11,607)	(5,569)
Income tax receivable	14,182	7,543
Net cash provided by operating activities	46,823	92,993

Investing activities
Purchases of available-for-sale investment securities	(161,852)	(214,638)
Proceeds from maturities of available-for-sale securities	106,506	114,975
Proceeds from sales of available-for-sale securities	39,866	46,663
Increase in restricted cash	(596)	(33)
Payments for acquisition of property and equipment	(23,798)	(26,912)
Net principal collections on loans	85	1,030
Acquisition, net of cash acquired	(14,860)	—
Net cash used in investing activities	(54,649)	(78,915)

Financing activities
Proceeds from exercise of options	4,969	9,564
Excess tax benefits from exercise of options	3,797	3,749
Net increase (decrease) in deposits	222,280	(9,190)
Net (decrease) increase in obligations to customers	(13,713)	15,009
Net cash provided by financing activities	217,333	19,132

Net increase in unrestricted cash, cash equivalents, and federal funds sold	209,507	33,210
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	423,621	296,591
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$633,128	$329,801

Cash paid for interest	$62	$7
Cash paid for income taxes	$10,337	$10,266

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)
Total operating revenues	$144,659	$136,544	$450,944	$431,301
Stock-based retailer incentive compensation (2)(3)	2,131	2,587	6,541	6,163
Non-GAAP total operating revenues	$146,790	$139,131	$457,485	$437,464
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net income	$13,891	$6,114	$43,539	$33,004
Employee stock-based compensation expense, net of tax (4)	3,675	2,910	9,058	6,896
Stock-based retailer incentive compensation, net of tax (2)	1,433	1,807	4,187	3,982
Amortization of acquired intangibles, net of tax (5)	288	—	416	—
Other income, net of tax (6)	(4,282)	—	(4,076)	—
Transaction costs, net of tax (7)	1,626	—	1,599	—
Non-GAAP net income	$16,631	$10,831	$54,723	$43,882
Diluted earnings per share*
GAAP	$0.30	$0.13	$0.95	$0.74
Non-GAAP	$0.36	$0.24	$1.19	$0.98
Diluted weighted-average shares issued and outstanding**
GAAP	40,461	37,771	39,709	36,844
Non-GAAP	46,156	45,398	45,940	44,580

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)
Diluted weighted-average shares issued and outstanding*	40,461	37,771	39,709	36,844
Assumed conversion of weighted-average shares of preferred stock	5,369	6,859	5,795	6,859
Weighted-average shares subject to repurchase	326	768	436	877
Non-GAAP diluted weighted-average shares issued and outstanding	46,156	45,398	45,940	44,580

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)
Stock outstanding as of September 30:
Class A common stock*	40,290	37,340	40,290	37,340
Preferred stock (on an as-converted basis)	5,369	6,859	5,369	6,859
Total stock outstanding as of September 30:	45,659	44,199	45,659	44,199
Weighting adjustment	(80)	(409)	(505)	(928)
Dilutive potential shares:
Stock options	418	1,333	582	1,104
Restricted stock units	145	254	187	195
Employee stock purchase plan	14	21	17	10
Non-GAAP diluted weighted-average shares issued and outstanding	46,156	45,398	45,940	44,580

*
As of the current period, Class B common stock is no longer outstanding. For comparative purposes, Class A common stock outstanding as of September 30, 2014 includes both Class A and Class B shares outstanding as of the end of the period.

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$13,891	$6,114	$43,539	$33,004
Net interest income (3)	(965)	(778)	(2,936)	(2,419)
Income tax expense	6,771	2,638	24,486	18,083
Depreciation and amortization (3)	8,623	6,903	24,180	19,906
Employee stock-based compensation expense (3)(4)	5,466	4,165	14,152	10,674
Stock-based retailer incentive compensation (2)(3)	2,131	2,587	6,541	6,163
Other income (3)(6)	(6,369)	—	(6,369)	—
Transaction costs (3)(7)	2,419	—	2,499	—
Adjusted EBITDA	$31,967	$21,629	$106,092	$85,411
Non-GAAP total operating revenues	$146,790	$139,131	$457,485	$437,464
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	21.8%	15.5%	23.2%	19.5%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$601	$611
Stock-based retailer incentive compensation (2)*	9	9
Non-GAAP total operating revenues	$610	$620

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2014 of the Company's Class A common stock at $21.14 per share, our market price on the last trading day of the third quarter of 2014. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$45	$47
Adjustments (8)	81	82
Adjusted EBITDA	$126	$129

Non-GAAP total operating revenues	$620	$610
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	20%	21%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$45	$47
Adjustments (8)	17	17
Non-GAAP net income	$62	$64
Diluted earnings per share*
GAAP	$0.94	$0.98
Non-GAAP	$1.29	$1.33
Diluted weighted-average shares issued and outstanding
GAAP	42	42
Non-GAAP	48	48

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding
Assumed conversion of weighted-average shares of preferred stock	42	42
Weighted-average shares subject to repurchase	6	6
Non-GAAP diluted weighted-average shares issued and outstanding	48	48

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $5.5 million and $4.2 million for the three months ended September 30, 2014 and 2013, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, other income and transaction costs, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.

The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
This expense represents the amortization attributable to the Company's acquired intangible assets. The Company excludes amortization expenses related to acquired intangible assets from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results.

(6)
This income consists of a gain in connection with the settlement of a lawsuit. The Company excludes significant gains and losses from the settlement of lawsuits from its non-GAAP financial measures primarily because the Company does not believe these gains and losses are reflective of ongoing operating results.

(7)
These expenses relate to transaction costs associated with the Company's acquisition of Santa Barbara Tax Products Group. The Company excludes business combination acquisition costs from its non-GAAP financial measures because the Company does not believe these expenses are reflective of ongoing operating results.

(8)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, other income and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).